Exhibit 99.1

March 16, 2025

COMPANY CONTACT
FutureFuel Corp.
Roeland Polet
(870) 698-5608 www.futurefuelcorporation.com

FutureFuel Releases 2025 Results

Reports Net Loss of $49.4 Million or $1.13 per Diluted Share, and Adjusted EBITDA of ($38.3) Million

BATESVILLE, Ar. (March 16, 2026) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the fourth quarter and year ended December 31, 2025.

Fourth quarter 2025 Financial Highlights (all comparisons are with the fourth quarter of 2024)

●	Revenues were $19.8 million, a decrease of 68%, or $41.7 million, compared to $61.5 million.
●	Net loss was $12.0 million, or $0.27 per diluted share, down from net income of $2.8 million, or $0.06 per diluted share.
●	Adjusted EBITDA(1) was ($8.4) million, down from $5.3 million.

  2025 Financial Highlights (all comparisons are with the year ended December 31, 2024)

●	Revenues were $95.7 million, a decrease of 61%, or $147.6 million, compared to $243.3 million.
●	Net loss was $49.4 million, or $1.13 per diluted share, down from net income of $15.5 million, or $0.35 per diluted share.
●	Adjusted EBITDA(1) was ($38.3) million, down from $21.3 million.

(1) A non-GAAP financial measure.  See “Non-GAAP Financial Measures” for a description of the measure and a reconciliation to the applicable GAAP measure.

“Excluding a $5.6 million LIFO adjustment, our fourth-quarter results demonstrate resilience and steady improvement despite challenging market conditions. While 2025 volumes in our Chemicals and Biofuels segments were pressured by soft demand, regulatory shifts, and high input costs, we utilized this period to fortify our foundations, focusing on operational turnarounds and enhancing plant reliability.

In the Chemicals segment, we completed construction of a new methacrylate plant, enabling backward integration into a key raw material and positioning us as a market supplier. The plant became operational late in the fourth quarter and is now fully qualified. We expect meaningful revenue contributions beginning in 2026. We also advanced several growth projects, including customer-backed capacity expansions and a significant production line upgrade, with contributions to revenue and margins anticipated toward the end of 2026. Demand opportunities continue to expand, supported by reshoring trends and our value proposition as a centrally located, efficient custom chemical manufacturer.

The Biofuel segment faced significant headwinds in 2025 following the expiration of the blenders tax credit and initial uncertainty surrounding the IRA 45Z replacement.  This led to a strategic inventory reduction in the first half of the year and a temporary production pause.  However, the release of final 45Z guidance has provided much-needed regulatory clarity through 2029.  With Renewable Volume Obligations (RVO) expected to rise in 2026 and 2027, we have resumed raw material procurement and initiated a gradual restart of production.

Looking ahead to 2026, we are increasingly optimistic about the Biodiesel segment, supported by improved regulatory clarity despite continued elevated input costs. While chemical market demand is expected to remain soft, we anticipate higher utilization of our new methacrylate unit and increased production as expansion projects come online. Following weather‑related downtime in January, we expect improved operating performance throughout the year.

Finally, we will celebrate our 50th anniversary this year. Over five decades, we have supplied critical specialty chemistries to many of the world’s leading consumer goods and chemical companies. We value these long‑standing partnerships and look forward to continued success in the years ahead.” said Roeland Polet, Chief Executive Officer for FutureFuel Corp.

2026 Cash Dividends

In the fourth quarter of 2025, FutureFuel declared a regular cash dividend in the amount of $0.06 per share on our common stock for the first quarter of 2026.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures (see “Non-GAAP Financial Measures” for additional information), include all dollar amounts in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
			Dollar	%
	2025	2024	Change	Change
Revenue	$19,842	$61,509	$(41,667)	(68)%
(Loss) income from operations	$(12,489)	$1,611	$(14,100)	NA
Net (loss) income	$(12,011)	$2,797	$(14,808)	NA
(Loss) earnings per common share:
Basic	$(0.27)	$0.06	$(0.33)	NA
Diluted	$(0.27)	$0.06	$(0.33)	NA
Adjusted EBITDA	$(8,439)	$5,313	$(13,752)	NA

	Year Ended December 31,
			Dollar	%
	2025	2024	Change	Change
Revenue	$95,742	$243,339	$(147,597)	(61)%
(Loss) income from operations	$(52,990)	$6,372	$(59,362)	NA
Net (loss) income	$(49,397)	$15,503	$(64,900)	NA
(Loss) earnings per common share:
Basic	$(1.13)	$0.35	$(1.48)	NA
Diluted	$(1.13)	$0.35	$(1.48)	NA
Adjusted EBITDA	$(38,317)	$21,317	$(59,634)	NA

Financial and Business Summary

Sales Revenue Declined Due to Biofuel Segment Uncertainty

Our consolidated sales revenue dropped significantly in both the quarter and year ended December 31, 2025.

●	The three-month period saw a $41.7 million decrease compared to 2024.
●	The twelve-month period saw a $147.6 million decrease compared to 2024.

This decline was primarily due to ongoing uncertainty surrounding the clean fuel production credit (“CFPC” or “IRA 45Z”), which, together with very challenging input pricing, had a significant negative impact on our biofuel segment.

Operational Changes and Cost Measures

As industry conditions began to show signs of improvement, we moved decisively to align our operations with the shifting market.

●	Market Timing: Capitalizing on favorable feedstock costs, we successfully brought our biodiesel production line back online in December.
●	We reinstated certain previously furloughed employees to quickly restart biodiesel production, while maintaining a focus on labor cost reduction.

Income from Operations

●

Quarterly Income: Income from operations for the three months decreased by $14.1 million. This was primarily due to the reduced production volume caused by CFPC uncertainty. Also contributing to the decrease was the change in the last-in, first-out (“LIFO”) inventory adjustment (a $5.6 decrease in gross profit this quarter compared to a $0.1 increase in the same quarter last year) and a $5.5 million benefit in the prior year quarter from amortization of deferred revenue from a chemical contract that ended. This customer continues to purchase product on a short-term arrangement.

●

Twelve-Month Income: Income from operations for the twelve months decreased by $59.4 million. This was driven by the reduced production and higher spending on parts and contract labor for a plant turnaround and other asset support. Similar to the quarter, the twelve-month period was also impacted from the change in the LIFO inventory adjustment (a $1.7 decrease in gross profit this year compared to a $3.0 increase last year).

Capital Expenditures

Capital expenditures were $17.2 million in 2025, compared with $14.7 million in 2024. Capital expenditures in 2025 increased primarily from construction of a custom chemical plant that was completed in the three months ended September 30, 2025.

Cash and Cash Equivalents

Cash and cash equivalents totaled $51.3 million as of December 31, 2025, compared with $109.5 million as of December 31, 2024. The majority of the reduction in our cash position was related to the expiration of the blender's tax credit which has been replaced with the CFPC.  During this time, we have invested in plant production reliability and efficiencies.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2025, and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, non-cash gains or losses on derivative instruments, and other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and non-cash gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$51,316	$109,541
Accounts receivable, inclusive of the blenders' tax credit of $0 and $6,683, respectively, and net of allowances for credit losses of $28 and $29, respectively	9,405	21,896
Inventory, net	21,254	20,643
Other current assets	18,548	12,706
Total current assets	100,523	164,786
Property, plant and equipment, net	86,797	78,538
Other assets	4,922	4,367
Total noncurrent assets	91,719	82,905
Total Assets	$192,242	$247,691
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $0 and $890, respectively	$10,673	$10,622
Dividends payable	2,761	10,699
Other current liabilities	4,302	11,986
Total current liabilities	17,736	33,307
Deferred revenue – long-term	14,453	6,324
Other noncurrent liabilities	5,345	2,239
Total noncurrent liabilities	19,798	8,563
Total liabilities	37,534	41,870
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,863,507 and 43,803,243 shares issued and outstanding as of December 31, 2025 and December 31, 2024	4	4
Additional paid in capital	203,771	205,434
Retained earnings (accumulated deficit)	(49,067)	383
Total Stockholders’ Equity	154,708	205,821
Total Liabilities and Stockholders’ Equity	$192,242	$247,691

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Net Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue	$19,842	$61,509	$95,742	$243,339
Cost of goods sold and distribution	29,106	55,912	135,167	223,695
Gross (loss) profit	(9,264)	5,597	(39,425)	19,644
Selling, general, and administrative expenses	2,538	2,796	9,699	9,279
Research and development expenses	687	1,190	3,866	3,993
Total operating expenses	3,225	3,986	13,565	13,272
(Loss) income from operations	(12,489)	1,611	(52,990)	6,372
Interest income	594	1,505	3,911	7,656
Other income (expense), net	35	(162)	(153)	2,267
Other income, net	629	1,343	3,758	9,923
(Loss) income before income taxes	(11,860)	2,954	(49,232)	16,295
Income tax provision	151	157	165	792
Net (loss) income	$(12,011)	$2,797	$(49,397)	$15,503

(Loss) earnings per common share
Basic	$(0.27)	$0.06	$(1.13)	$0.35
Diluted	$(0.27)	$0.06	$(1.13)	$0.35
Weighted average shares outstanding
Basic	43,986,765	43,773,243	43,861,781	43,765,757
Diluted	43,986,765	43,773,243	43,861,781	43,765,757

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net (loss) income	$(49,397)	$15,503
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	9,657	9,208
Amortization of deferred financing costs	82	103
(Benefit) provision for deferred income taxes	137	773
Change in fair value of derivative instruments	(221)	1,971
Stock based compensation	1,008	359
(Gain) loss on disposal of property, plant, and equipment	(34)	30
Noncash interest expense	36	35
Changes in operating assets and liabilities:
Accounts receivable	12,491	6,510
Accounts receivable – related parties	-	1
Inventory	(611)	4,740
Income tax receivable	(35)	1,887
Prepaid expenses	(99)	380
Other assets	(4,360)	(146)
Accounts payable	(519)	(12,098)
Accounts payable – related parties	(99)	97
Dividends payable	47	186
Accrued expenses and other current liabilities	(8,506)	6,324
Deferred revenue	8,951	(9,205)
Other noncurrent liabilities	2,737	(1,856)
Net cash (used in) provided by operating activities	(28,735)	24,802
Cash flows from investing activities
Collateralization of derivative instruments	(1,388)	(132)
Proceeds from the sale of property and equipment	34	6
Capital expenditures	(17,247)	(14,668)
Net cash used in investing activities	(18,601)	(14,794)
Cash flows from financing activities
Payment of dividends	(10,513)	(119,911)
Deferred financing costs	(376)	-
Net cash used in financing activities	(10,889)	(119,911)
Net change in cash and cash equivalents	(58,225)	(109,903)
Cash and cash equivalents at beginning of period	109,541	219,444
Cash and cash equivalents at end of period	$51,316	$109,541

Cash paid for income taxes	$27	$457
Cash paid for interest expense	71	-
Change in noncash capital expenditures	669	403

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net (loss) income	$(12,011)	$2,797	$(49,397)	$15,503
Depreciation	2,514	2,285	9,657	9,208
Non-cash stock-based compensation	320	246	1,008	359
Interest income, net	(629)	(1,505)	(3,758)	(7,656)
Non-cash interest expense and amortization of deferred financing costs	27	35	118	138
Loss (gain) on disposal of property and equipment	-	6	(34)	30
Unrealized loss (gain) on derivative instruments	183	531	(221)	1,971
Turnaround costs	964	761	3,801	3,723
Other expense (income)	42	-	344	(2,751)
Income tax provision	151	157	165	792
Adjusted EBITDA	$(8,439)	$5,313	$(38,317)	$21,317

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Year Ended
	December 31,
	2025	2024
Net cash (used in) provided by operating activities	$(28,735)	$24,802
Deferred income taxes, net	(137)	(773)
Interest income	(3,758)	(7,656)
Income tax provision	165	792
Changes in operating assets and liabilities, net	(9,997)	3,180
Turnaround costs	3,801	3,723
Other expense (income)	344	(2,751)
Adjusted EBITDA	$(38,317)	$21,317

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue
Custom chemicals	$14,559	$23,140	$51,675	$69,473
Performance chemicals	3,444	1,644	7,890	10,534
Chemical revenue	18,003	24,784	59,565	80,007
Biofuel revenue	1,839	36,725	36,177	163,332
Total Revenue	$19,842	$61,509	$95,742	$243,339

Segment gross (loss) profit
Chemical	$(4,532)	$10,527	$(13,007)	$22,632
Biofuel	(4,732)	(4,930)	(26,418)	(2,988)
Total gross (loss) profit	$(9,264)	$5,597	$(39,425)	$19,644

As of December 31, 2025, FutureFuel held 0.4 million RINs with a fair market value of $379 and no cost. Comparatively, at December 31, 2024, FutureFuel held 3.1 million RINs with a fair market value of $1,831 and no cost.